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                            AMENDMENT TO THE BYLAWS

                                       OF

                                PIPER FUNDS INC.
                              PIPER FUNDS INC.--II
                       AMERICAN GOVERNMENT INCOME FUND INC.
                   AMERICAN GOVERNMENT INCOME PORTFOLIO, INC.
                       AMERICAN GOVERNMENT TERM TRUST INC.
                      AMERICAN OPPORTUNITY INCOME FUND INC.
                       AMERICAN MUNICIPAL TERM TRUST INC.
                     AMERICAN MUNICIPAL TERM TRUST INC.--II
                     AMERICAN MUNICIPAL TERM TRUST INC.--III
                       MINNESOTA MUNICIPAL TERM TRUST INC.
                     MINNESOTA MUNICIPAL TERM TRUST INC.--II
                    AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                  AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II
                  AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III
                             PIPER GLOBAL FUNDS INC
                         PIPER INSTITUTIONAL FUNDS INC.
                    AMERICAN MUNICIPAL INCOME PORTFOLIO INC.
                    MINNESOTA MUNICIPAL INCOME PORTFOLIO INC.
                         AMERICAN SELECT PORTFOLIO INC.
                            THE AMERICAS INCOME TRUST
                           HIGHLANDER INCOME FUND INC.
                               HERCULES FUNDS INC.



     Section 2.6 or Section 2.06, as applicable, of the Bylaws of each of the above-referenced Funds are amended in its entirety to read as follows (amended language in italics):

          VOTING - PROXIES.  The right to vote by proxy SHALL BE
          GOVERNED BY THE RELEVANT PROVISIONS OF THE MINNESOTA STATUTES, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.


Dated:  July 6, 1995